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                                                                    EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 4th day of June, 1996, by and between LAMINCO RESOURCES, INC., a British Columbia corporation ("Buyer"), THE ROTHCHILD COMPANIES, INC., a Delaware corporation (the "Company"), the shareholders of the Company identified in Schedule 1 attached hereto (collectively the "Principal Shareholders" and individually each a "Principal Shareholder") and the shareholders of the Company identified in Schedule 2 attached hereto (collectively the "Outside Shareholders" and individually each an "Outside Shareholder").

                                    RECITALS:

         A. By this Agreement, Buyer agrees to acquire 600,000 shares of the Company's Common Stock, representing 60% of the outstanding Common Stock of the Company, collectively from the Principal Shareholders and the Outside Shareholders, all on the terms and conditions set forth herein.

         B. The Principal Shareholders and Outside Shareholders further agree, pursuant to the terms of this Agreement, to deliver to the Buyer lock-up agreements by which shareholders of the Company shall agree not to transfer 150,000 shares, in the aggregate, of the Company's Common Stock until January 1, 1997.

         In consideration of the mutual covenants, agreements, representations and warranties contained herein, Buyer, the Company, the Principal Shareholders and the Outside Shareholders agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Additional Shares. The term "Additional Shares" shall have the meaning assigned in Paragraph 4.2.

         1.2 Agreement. The term "Agreement" means this Agreement and all documents, schedules and exhibits delivered hereunder.

         1.3 Closing. The term "Closing" shall mean consummation of the acquisition of the Stock provided for herein by the actions required pursuant to
Article III hereof.

         1.4 Disclosure Documents. The term "Disclosure Documents" shall mean the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994, and 1995, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995, June 30, 1995, September 30, 1995, and March 31, 1996, (iii) Current Report on Form 8-K dated April 22, 1996, and (iv) federal corporate income tax return, with exhibits and attachments, for the calendar years 1993, 1994 and 1995.

         1.5 Indemnified Party. The term "Indemnified Party" shall have the meaning assigned in Paragraph 11.3.

         1.6 Indemnifying Party. The term "Indemnifying Party" shall have the meaning assigned in Paragraph 11.3.

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         1.7 Lock-Up Agreements. The term "Lock-Up Agreements" shall have the meaning assigned in Paragraph 2.2.

         1.8 Related Entity. The term "Related Entity" shall mean each corporation, partnership, joint venture or other entity in which the Company holds, directly or indirectly, any capital stock or equity interest, excluding The Rothchild Group, Inc.

         1.9 Shareholders. The term "Shareholders" shall mean the Principal Shareholders and the Outside Shareholders collectively. The term "Shareholder" shall refer to the Shareholders individually.

         1.10 Stock. The term "Stock" shall mean the 600,000 shares of the Company's Common Stock to be acquired pursuant to this Agreement.

                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

         2.1 Purchase and Sale of Stock. At the Closing, Buyer shall purchase the Stock from the Shareholders and the Shareholders shall sell the Stock to Buyer for the aggregate purchase price of $90,000, representing $0.15 per share. Each Shareholder shall sell the number of shares and receive the consideration set forth adjacent to his, her or its name on Exhibit "A" attached hereto.

         2.2 Lock-Ups. The Shareholders hereby agree to deliver to Buyer at Closing lock-up agreements (the "Lock-Up Agreements"), substantially in the form attached as Exhibit "B," executed by shareholders of the Company, which shareholders may include persons that are not a parties to this Agreement, which
(i) absolutely restrict the transfer, assignment, pledge, hypothecation or other disposition of, in the aggregate, 150,000 shares of the Company's Common Stock until January 1, 1997, and (ii) specify the stock certificate numbers representing such 150,000 shares.

                                   ARTICLE III

                                     CLOSING

         3.1 Closing. The Closing shall take place at 10:00 a.m. on the later of June 4, 1996 or 10 business days after satisfaction of the conditions set forth herein at such time and place as shall be mutually agreed upon by the parties.

         3.2 Actions by the Company and the Shareholders. At the Closing, the Company and the Shareholders shall deliver or cause to be delivered to Buyer, in form and substance reasonably acceptable to Buyer and its counsel, duly executed:

              (a) The stock certificates representing the Stock in the name of the Buyer;

              (b) The Lock-Up Agreements restricting transfer of 150,000 shares of the Company's Common Stock until January 1, 1997;

              (c) The agreements, certificates and other documents contemplated by Article VIII of this Agreement; and

              (d) Such other instruments as Buyer or its counsel shall reasonably require.

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         3.3 Actions by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to the Shareholders, in form and substance reasonably acceptable to the Shareholders and their counsel, duly executed:

              (a) The consideration set forth in Section 2.1 hereof;

              (b) $100,000 representing payment pursuant to the agreements executed in accordance with Section 8.5;

              (c) The agreements, certificates and other documents contemplated by Article IX hereof; and

              (d) Such other instruments as the Shareholders or their counsel shall reasonably require.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF

                   THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The Company and the Principal Shareholders hereby represent and warrant to Buyer as follows:

         4.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the full power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets.

         4.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.001 par value. No shares of capital stock other than the Stock and an additional 400,000 shares of common stock (the "Additional Shares") are issued and outstanding, and no shares of capital stock are held in treasury. The Stock and Additional Shares are duly authorized, validly issued, fully paid and nonassessable. Except for the Stock and the Additional Shares, there are no shares of capital stock or other securities of the Company outstanding; there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock of the Company; and there are no agreements, contracts, commitments or other restrictions by which the Company is bound to issue any shares of its capital stock.

         4.3 Subsidiaries and Related Entities. All shares of capital stock of each incorporated Related Entity and the Company's interest in each unincorporated Related Entity are owned directly or indirectly by the Company free and clear of all liens. Each Related Entity (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) has the full power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (C) is duly qualified or licensed to do business in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such licensing or qualification. The Company has previously delivered to Buyer complete and correct copies of the charter, bylaws or other organizational documents or agreements of each Related Entity, as presently in effect. Except where the context requires otherwise, references to the Company herein shall mean the Company and its Related Entities.

         4.4 Authorization. The Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby applicable to it and has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and no other action is necessary to authorize the transactions contemplated hereby. This Agreement is a valid and binding

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obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief or waiver.

         4.5 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate, conflict with, constitute a breach of or default under (or an event which, with or without due notice or lapse of time, or both, or the happening or occurrence of any other event, would constitute a default under), or cause or permit the acceleration of the maturity of, any debt, obligation, agreement, contract, commitment or other restriction, including any permit, license, approval or authorization, to which the Company is a party or by which it is bound, (iii) result in the creation or imposition of any lien upon any property or assets of the Company, or (iv) violate any law, rule, regulation or other requirement, or judgment, order or decree, applicable to or binding upon the Company.

         4.6 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any person, including any governmental or regulatory authority, is required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

         4.7 Financial Statements. The Company has previously furnished to Buyer balance sheets of the Company as of December 31, 1993, 1994 and 1995, and statements of income, changes in stockholders' equity and cash flows for the periods then ended, all certified by Thomas W. Klash, CPA. The balance sheets are complete and fairly present the assets, liabilities and financial condition of the Company as of the respective dates thereof, and the statements of income and cash flows are complete and fairly present the results of the operations and the cash flows for the periods referred to therein, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved. All of such financial statements are consistent with the books and records of the Company.

         4.8 No Undisclosed Liabilities or Obligations. The Company has no liabilities except: (i) liabilities which are fully reflected or reserved against in the March 31, 1996 balance sheet, which reserves were appropriate and reasonable, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since March 31, 1996, or (iii) disclosed in the Disclosure Documents. To the best of the Company's and Principal Shareholders' knowledge, no liabilities remain outstanding against the Company's former subsidiary, The Rothchild Group, Inc.

         4.9 Absence of Certain Changes. Since December 31, 1995, the date of the most recently audited Company financial statements, the Company has conducted its business only in the ordinary course, consistent with past practice, and has not:

              (a) Suffered any material adverse change in its properties, assets, reserves, business, financial condition or prospects;

              (b) Been subject to any other event or condition that has or, to the best of the knowledge of the Company or the Shareholders, might reasonably be expected to have a material and adverse effect on the Company;

              (c) Borrowed or agreed to borrow any funds, or incurred or assumed or became subject to, whether directly or by way of guarantee or otherwise, any liability, except liabilities incurred in the ordinary course of business and consistent with past practice, in excess of $10,000;

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              (d) Acquired or disposed of any property or assets other than in the ordinary course of business, or permitted or allowed any of its property or assets to be subjected to any lien;

              (e) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock;

              (f) Made any change in any method of accounting or accounting practice;

              (g) Made any capital commitments, in excess of $10,000;

              (h) Made any material changes in or amendments to any of its licenses, permits, leases, loan agreements or other agreements;

              (i) Increased the compensation of any officer, employee or agent, except as contemplated by Paragraph 8.5 hereof;

              (j) Entered into any forward sales or other price hedging or price protection arrangements; or

              (k) Agreed, whether in writing or otherwise, to take any action described in subparagraphs (a) through (j), inclusive, of this Paragraph 4.9, except as otherwise set forth in this Agreement.

         4.10 Properties and Assets. The Disclosure Documents contain an accurate and complete description of all material real and personal properties and assets, and interests therein, of the Company, and of all royalties, production payments, rental, lease and other payment obligations relating thereto. The Company has delivered or made available to Buyer all information concerning title to such properties and assets in the possession or control of the Company.

              (a) The Company owns its personal property free and clear of all liens. The personal property owned or used by the Company is sufficient in the aggregate to carry on the activities of the Company as presently conducted, is fully operational, is in good condition and repair (ordinary wear and tear excepted), and is in compliance with all laws, codes and ordinances.

              (b) There are no agreements with or stipulations or conditions imposed by any person, including any governmental or regulatory authority, which restrict, limit, or in any way interfere with the use of the Company's properties and assets, nor are there proceedings pending or, to the best knowledge of the Company and the Shareholders, threatened to impose such restrictions.

         4.11     Contracts and Commitments; No Default.

              (a) Except as set forth in the Disclosure Documents and elsewhere in this Agreement, the Company:

                   (i) has no collective bargaining or union contracts or
              agreements;

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                   (ii) has no debt obligation for borrowed money, including
              guarantees of or agreements to acquire any such debt obligation of others;

                   (iii) has no outstanding loan to any person;

                   (iv) is not subject to any obligation or requirement to
              provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person;

                   (v) has no outstanding obligations to make any capital
              commitment;

                   (vi) is not party to any agreement, contract, commitment or loan to which any of its shareholders, officers, directors, partners, employees or agents, or any of their affiliates or associates, is a party;

                   (vii) is not a party to or bound by any agreement, contract, commitment or restriction limiting its ability to acquire any property or conduct its business in any area;

                   (viii) except for agreements, contracts, commitments or
              restrictions referred to in Subsections 4.16(a)(i)-(vii) or elsewhere specifically disclosed in this Agreement or the Disclosure Documents, has no agreements, contracts, commitments or restrictions which are material to its business or operations (for the purpose of this subsection, any agreement, contract, commitment or restriction shall be deemed "material" if it may not be canceled on 30 days' notice without premium, penalty or forfeiture and if it calls for fixed and/or contingent payments by any party thereunder of more than $10,000 in any given year or $50,000 over the life of the agreement);

              (b) As of Closing, all contracts, agreements and commitments to which the Company is a party will be valid, binding and enforceable in accordance with their respective terms, subject to equitable limitations, and will be in full force and effect. There are no existing defaults under any contract, agreement or commitment to which the Company is a party and no event has occurred which would constitute a default (whether with or without notice, lapse of time, or both, or the happening or occurrence of any other event) under any contract, agreement or commitment to which the Company is a party.

         4.12 Taxes. The Company has duly filed all tax reports and returns required to be filed and has duly paid all taxes, assessments and other charges (including penalties, fines and interest thereon) due or claimed to be due by any taxing authority; the reserves for taxes reflected in the December 31, 1995 audited balance sheet are adequate; and there are no tax liens upon any property or assets of the Company. To the best knowledge of the Principal Shareholders and the Company, no state of facts exists which would constitute grounds for the assessment of any further tax liability with respect to periods which have not been audited by any applicable tax authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Company.

         4.13 Benefit Plans. The Company does not maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability) under any (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is

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defined in Section 3(2) of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), (ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit pension plan or arrangement which is an employee pension benefit plan,
(iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA,
(v) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, or (vi) any other employee welfare benefit plan.

         4.14 Labor Matters. The Company has complied with all applicable laws, rules, regulations and other requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation the Occupational Safety and Health Act; the Company has not received any notification that it is in violation of any such laws, rules, regulations or other requirements and is not currently subject to any pending or, to the best knowledge of the Company or the Principal Shareholders, threatened proceeding or investigation with respect thereto; the Company is not engaged in any unfair labor practice and there is no unfair labor practice complaint against the Company pending or, to the best knowledge of the Company and the Principal Shareholders, threatened; to the best knowledge of the Company and the Principal Shareholders, no union or other collective bargaining unit is attempting to represent or organize the employees of the Company; no grievance which might have a material adverse effect on the Company or the conduct of its business nor any arbitration proceeding arising out of or under any collective bargaining agreements is pending nor, to the best knowledge of the Company and the Principal Shareholder, threatened; no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of its operations; there is no labor strike, dispute, slowdown or stoppage pending or, to the best of knowledge of the Company and the Principal Shareholders, threatened against or directly affecting the Company; and the Company has never experienced any material work stoppage or other material labor difficulty.

         4.15 Litigation. There is no legal, administrative, arbitration or other suit, proceeding, claim, action, investigation or inquiry pending or, to the best knowledge of the Company or the Principal Shareholders, threatened against or involving the Company, or its properties or assets, including without limitation condemnation or similar proceedings, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Shareholders or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; and, to the best knowledge of the Company and the Principal Shareholders, there is no valid basis for any such suit, proceeding, claim, action, investigation or inquiry.

         4.16 Compliance with Law. The Company has complied with all laws, rules, regulations and other requirements applicable to its business, including applicable environmental, building, zoning and health laws, ordinances and regulations. The Company has not received any notification that it is in violation of any such laws, rules, regulations or other requirements and is not currently subject to any pending or, to the best knowledge of the Company or the Principal Shareholders, threatened proceeding or investigation with respect thereto. Without limitation of the foregoing, to the best of the Company's and Principal Shareholders' knowledge, no employee or agent of the Company has made any payments to any person which violate any law, rule, regulation or other requirement or are required to be disclosed thereunder.

         4.17 Environmental Matters. Without limitation of the other provisions hereof:

              (a) The Company has complied with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required by law (federal, state, local or otherwise) relating to pollution or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as

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         amended, the Hazardous and Solid Waste Amendments Act of 1984, the
         Clean Air Act of 1970, as amended, the Clean Water Act of 1970, as amended, the Safe Drinking Water Act, as amended, and any other laws relating to emissions, discharges, releases or threatened releases into the environment or otherwise (including into ambient air, surface water, groundwater, land surface and subsurface strata) of pollutants, contaminants, chemicals, or industrial, toxic or hazardous materials, substances or wastes or relating to the manufacture, processing, sale, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous materials, substances or wastes, or which are contained in any rule, regulation or other requirement, judgement, order or decree, or permit, license, approval or authorization issued, entered into, promulgated or approved pursuant to or in connection with any such laws (collectively, the "Environmental Laws and Regulations");

              (b) The Company has obtained and is in full compliance with all permits, licenses, approvals and other authorizations which are required with respect to the Company's operations under the Environmental Laws and Regulations, has not received any notice of violation thereof and is not subject to any pending or, to the best knowledge of the Company or the Principal Shareholders, threatened proceeding or investigation with respect thereto;

              (c) There are no pending or to the best knowledge of the Company, threatened legal, administrative, arbitration or other actions, suits, claims, actions, proceedings, investigations or inquiries in respect of the Environmental Laws and Regulations involving the Company or its properties or assets, and the Company has not received any notice of violation of such laws and regulations; and

              (d) There have not been any releases, nor are any releases anticipated, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous materials, substances or waste, from or onto or in the vicinity of the Company's properties, and there are no other past, present or anticipated events, conditions, circumstances, activities, practices, incidents, actions or plans related to the manufacture, generating, owning, processing, distribution, use, treatment, abatement, storage, disposal, transport or handling, or the emission, discharge, release or threatened release by the Company of any pollutant, contaminant, chemical, or industrial, toxic or hazardous materials, substances or waste, which have or may violate, give rise to any liability under, or form the basis of any action, suit, claim, proceeding, investigation or inquiry with respect to the Environmental Laws and Regulations.

         4.18 Disclosure. No representations or warranties in this Agreement and no statement contained in the Disclosure Documents contains any untrue statement of material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to the Company or the Principal Shareholders which, either individually or in the aggregate, could, in any of their reasonable opinion, materially adversely affect the assets, properties, reserves, financial condition, business or prospects of the Company, which have not been disclosed in this Agreement or in the Disclosure Documents.

         4.19 No Liabilities. At the time of Closing, the Company shall have no liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, other than as contemplated by Paragraph 8.5. Without limiting the generality of the foregoing, the loans payable to related parties reflected in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 will be paid in full or otherwise forgiven by the time of Closing, and at the time of Closing there shall be no outstanding indebtedness of the Company to any of its officers, directors, agents or shareholders, except as contemplated by Paragraph 8.5.

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                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder severally, but not jointly, represents and warrants to the Buyer as follows:

         5.1 Authority of the Shareholders. The Shareholder has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and have taken all action necessary to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and no other action is necessary to authorize the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as such enforcement may be limited under principles of equity or the availability of equitable remedies such as specific performance, injunctive relief or waiver.

         5.2 No Violation by the Shareholders. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) with respect to any Shareholder that is other than an individual, violate any provision of its organizational or governing documents,
(ii) violate, conflict with, or constitute a breach of or default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under), any debt, obligation, contract, agreement, commitment or other restriction to which a Shareholder is party or by which it is bound, or (iii) violate any law, rule, regulation or other requirement, or any judgment, order or decree, applicable to or binding upon a Shareholder.

         5.3 Consents and Approvals Relating to the Shareholders. No consent, approval or authorization of, or declaration, filing or registration with, any person, including any governmental or regulatory authority, is required in connection with the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby.

         5.4 Disclosure. There are no facts known to the Shareholders which, either individually or in the aggregate, could, in any of their reasonable opinion, materially adversely affect the assets, properties, reserves, financial condition, business or prospects of the Company, which have not been disclosed in this Agreement or in the Disclosure Documents.

         5.5 Stock. Each of the Shareholders is the sole beneficial owner of that portion of the Stock set forth next to his, her or its name on Exhibit "A." At the Closing, the Shareholder shall deliver to the Buyer good and marketable title to the Stock sold pursuant to this Agreement free and clear of all liens.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company and the Shareholders as follows:

         6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada.

         6.2 Authorization. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and no other action is necessary to authorize the transactions contemplated hereby. This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforcement may be limited under Principals of equity or the availability of equitable remedies such as specific performance, injunctive relief or waiver.

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         6.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provisions of the Certificate of Incorporation or Bylaws of Buyer, (ii) violate, conflict with, constitute a breach of or default under (or an event of default which, with or without notice or lapse of time, or both, or the happening or occurrence of any other event, would constitute a default under), or cause or permit the acceleration of the maturity of, any debt, obligation, contract, agreement, commitment or other restriction to which Buyer is a party or by which it is bound, or (iii) violate any law, rule, regulation or other requirement, or any judgment, order, or decree, applicable to or binding upon it.

         6.4 Investment Representation. Buyer is acquiring the Stock for its own account and is purchasing the Stock for investment purposes and not with a view to distribution or resale, not with the intention of selling, transferring or otherwise disposing of all or any part of the Stock, except in compliance with all applicable provisions of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and applicable state securities laws. All of the Stock acquired by Buyer from the Shareholders will be "restricted securities" as that term is defined under Rule 144, and any sales of the Stock made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of Rule 144 and will require an opinion of counsel satisfactory to the Company and Company counsel that registration is not required under the Act or state securities laws.

         6.5 Financial Capacity. Buyer has the financial resources to purchase the Stock on the terms and conditions set forth herein.

                                   ARTICLE VII

                                    COVENANTS

         7.1 Conduct of Business. The Company and Principal Shareholders hereby covenant and agree that during the period from the date of this Agreement to and including the Closing date, the Company shall conduct its business only in the ordinary and usual course; shall take all necessary and reasonable steps to keep its licenses, leases, mining claims, permits and other similar privileges or approvals in full force and effect; shall maintain its properties and assets in good operating order and condition free and clear of all liens; shall use its best efforts to preserve for the benefit of Buyer the goodwill of partners, co-venturers, suppliers, customers, lessors and others having a business relationship with the Company; and shall generally preserve the business of the Company. The Company and the Principal Shareholders shall use their best efforts to prevent any occurrence, event or condition which would be inconsistent with any of their representations or warranties in this Agreement, and will immediately notify Buyer of any act, occurrence, event or condition which would have constituted a breach of any representation or warranty made in this Agreement had it occurred prior to or on the date hereof.

         7.2 No Shop. Neither the Company nor any Principal Shareholder nor any Outside Shareholder shall solicit, entertain or negotiate with respect to any offers for any of the Stock to be sold pursuant to this Agreement or (except in the ordinary course of its business) any of the properties or assets of the Company prior to the earlier to occur of any termination of this Agreement or the Closing date. The Company and each Shareholder shall, promptly upon receipt of any communication from any third party with respect to any proposed acquisition of any stock or assets of the Company, advise Buyer of the details thereof.

         7.3 Access to Information. The Company shall make reasonably available to Buyer, its attorneys, accountants and representatives all records, books of account, documents and information (and shall cooperate with Buyer in communicating with relevant third parties) so that Buyer may investigate any and all aspects of the business, prospects, properties, assets, reserves and financial condition of the Company.

         7.4 Reverse Split. The Buyer covenants and agrees not to cause or permit the Company to effect a reverse stock split of the Company's outstanding shares of Common Stock for one calendar year after Closing.

                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligation of Buyer to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

         8.1 No Litigation. No suit, action, claim, proceeding, investigation or inquiry by any person, including any governmental or regulatory authority, shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successful, could otherwise have a material adverse effect on the properties, assets, reserves, business, financial condition or prospects of the Company.

         8.2 Performance. Each of the representations and warranties of the Company and the Shareholders contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date; and the Company and the Shareholders shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         8.3 No Material Adverse Change. The Company shall not have suffered any material adverse change in its properties, assets, reserves, financial condition, business or prospects since the date of this Agreement.

         8.4 Authorization of Private Placement. The Company shall have taken all corporate actions necessary to authorize a private placement of 1,000,000 shares of the Company's common stock at a purchase price of $0.20 per share to be completed after Closing.

         8.5 Consulting Agreements. The Company shall have taken all corporate actions necessary to approve, ratify, and execute Financial Advisory Agreements substantially in the form attached hereto as Exhibit "C," with Parkview Management, Inc. and Financial Communications, Inc. providing for the aggregate payment of $100,000 for financial advisory services provided to the Company.

         8.6 Officers' Certificate. Buyer shall have received a Certificate signed by the President and Chief Financial Officer of the Company, dated as of the date of the Closing, to the effect that:

              (a) Each of the representations and warranties of the Company contained in this Agreement was true and correct when made and is true and correct in all material respects on the Closing date;

              (b) All obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by the Company on or prior to the Closing have been performed or satisfied in all material respects; and

              (c) The Company has not suffered any material adverse change in its properties, assets, reserves, financial condition, business or prospects since the date of this Agreement.

         8.7 Shareholders' Certificate. Buyer shall have received a Certificate signed by each of the Shareholders dated as of the date of Closing, to the effect that:

              (a) Each of the representations and warranties made by that Shareholder in this Agreement was true and correct when made and is true and correct in all material respects on the Closing Date;

              (b) All obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by the Shareholders on or prior to the Closing have been performed or satisfied in all material respects; and

              (c) That to the best of the Shareholder's knowledge, the Company has not suffered any material adverse change in its properties, assets, reserves, financial condition, business or prospects since the date of this Agreement.

         8.8 Consents and Approvals. Buyer and the Company shall have satisfied all filing, waiting period and other requirements applicable to them, and the Company shall have obtained all other consents and approvals necessary to consummate the transactions contemplated hereby.

                                   ARTICLE IX

                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

         9.1 No Litigation. No suit, action, claim, proceeding, investigation or inquiry by any person, including any governmental or regulatory authority, shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         9.2 Performance. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing date; and Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         9.3 Officer's Certificate. The Shareholders shall have received a Certificate of the President and Chief Financial Officer of Buyer, dated as of the date of the Closing, to the effect that:

              (a) Each of the representations and warranties of Buyer contained in this Agreement was true and correct when made and is true and correct in all material respects on the Closing date;

              (b) All obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by Buyer on or prior to the Closing have been performed or satisfied in all material respects.

                                    ARTICLE X

                            POST-CLOSING COMMITMENTS

         10.1 Resignations and Replacements. At or upon completion of the Closing, in accordance with usual and customary corporate governance procedures taken in such order as necessary, all directors and officers of the Company shall tender their resignations to the Company, the Company shall accept such resignations, and the Company shall appoint the following officers:

        Kelsey Boltz - Chairman of the Board and Chief Executive Officer
            Michael J. Hopley - President and Chief Operating Officer
       David Alexander - Secretary, Treasurer and Chief Financial Officer

         10.2 SEC Filings. After Closing, the Buyer shall use its best efforts to cause the Company to file in a timely manner all reports required by law, regulation or rule with the Securities and Exchange Commission, including, but not limited to, a report on Form 8-K relating to the consummation of the transaction contemplated by this Agreement.

         10.3 Stock Listing. The Buyer shall use its best efforts to cause the Company's Common Stock to be listed on the (i) NASDAQ/Small-Capitalization, or comparable exchange or listing, and (ii) to be listed in Moody's and Standard & Poor's manuals.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 Principal Shareholders' Indemnity. The Principal Shareholders jointly and severally shall indemnify and hold harmless Buyer and Buyer's affiliates, associates, officers, directors, employees and agents against any and all losses to which they or any of them become subject due to, or which results from, any of the following:

              (a) Any breach or failure to satisfy any of the covenants, agreements, warranties, representations or conditions of the Company or the Principal Shareholders contained in this Agreement;

              (b) The liabilities or potential liabilities described in the Disclosure Documents; or

              (c) The operations of the Company relating to the period commencing July 12, 1994 through and including the Closing.

         11.2 Outside Shareholders' Indemnity. Each Outside Shareholders severally shall indemnify and hold harmless Buyer and Buyer's affiliates, associates, officers, directors, employees and agents against any and all losses to which they or any of them become subject due to, or which results from, any of the following:

              (a) Any breach or failure to satisfy any of the covenants, agreements, warranties, representations or conditions of that Outside Shareholder contained in this Agreement.

         11.3 Buyer's Indemnity. Buyer shall indemnify and hold harmless the Shareholders against any and all losses to which they or any of them may become subject due to, or which results from, any of the following:

              (a) Any breach or failure to satisfy any of the covenants, agreements, warranties, representations or conditions of Buyer contained in this Agreement; or

              (b) The operations of the Company relating to the period after the Closing.

         11.3 Third Party Claims Procedure. Any party who has a claim giving rise to liability pursuant to this Article (an "Indemnified Party") which results from a claim by a third party shall give prompt notice to the other party of such claim (the "Indemnifying Party"), together with a reasonable description thereof. Failure to provide such notice shall not relieve a party of any of its obligations hereunder except to the extent materially prejudiced thereby. With respect to any claim by a third party against any party to this Agreement which is subject to indemnification under this Article, the Indemnifying Party shall be afforded the opportunity, at its expense, to defend or settle the claim if it utilizes counsel reasonably satisfactory to the Indemnified Party, and promptly commences the defense of such claim and pursues such defense with diligence; provided, however, that the Indemnifying Party shall secure the consent of the Indemnified Party to any settlement, which consent shall not be unreasonably withheld. The Indemnified Party may participate in the defense of any claim at its expense, and until the Indemnifying Party has agreed to defend such claim, the Indemnified Party may file any motion, answer or other pleading or take such other action as it deems appropriate to protect its interests or those of the Indemnifying Party. If an Indemnifying Party does not elect to contest any third-party claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim.

         11.4 Claims for Environmental Work. Notwithstanding the foregoing, in the event any environmental liability or condition for which Buyer may seek indemnification hereunder requires the performance of any investigatory, reclamation or remedial work, Buyer shall conduct and control such work at the expense of the Principal Shareholders, subject to their consent to all material decisions pertaining thereto, which consent shall not be unreasonably withheld.

         11.5 Equitable Remedies. Each party acknowledges that their rights under this Agreement are special, unique and of an extraordinary character and that such party could not be adequately compensated by money damages for a breach of the provisions of this Agreement by the other party. In the event this Agreement is breached, the other party shall be entitled to an injunction restraining such breach (or any threatened breach) and to specific performance of any provision of this Agreement, without bond or other security therefor, in addition to any other right or remedy available to such party.

         11.6 Joint and Several Liability. The obligations and liability of the Principal Shareholders under this Agreement shall be joint and several. The obligations and liability of the Outside Shareholders under this Agreement shall be several, but not joint.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Termination. This Agreement may be terminated on, or at any time prior to, the Closing date, whether prior to or after approval by the Board of Directors of Buyer or the Company:

              (a) By mutual consent of the parties;

              (b) By either Buyer on the one hand or the Company and the Shareholders on the other hand, if the terminating party is not in material breach of any representation, warranty, covenant or agreement herein, and the Closing has not occurred by June 15, 1996 (unless extended by mutual agreement of the parties); or

              (c) By either Buyer on the one hand and the Company and the Shareholders on the other hand if prior to the Closing the other party materially breaches any of its representations, warranties, covenants or agreements herein, and fails to cure such breach within 30 days thereof or prior to the Closing date, whichever occurs earlier. Each of the parties agrees to notify the other party of any such breach, provided, however, that the failure to provide any such notice shall not relieve a party of any of its obligations under this Agreement.

         12.2 Notices. Any notice or other communication to any party to this Agreement shall be in writing and shall be sufficiently given or served if personally delivered to the other party listed below, sent by registered mail, postage prepaid, or by telex, telegram or facsimile transmission, addressed as follows:

         If to the Company:

         The Rothchild Companies, Inc.
         102 NE 2nd Street, Suite 193
         Boca Raton, Florida 33432
         Attention: Norman H. Becker, President

         If to the Shareholders:

         Addressed to the Shareholder at the address for such Shareholder noted in Exhibit "A".

         If to Buyer:

         LAMINCO RESOURCES, INC.

         1055 West Hastings Street
         Vancouver, British Columbia V6E 2E9
         Attention:        Kelsey Boltz

With copies to:

         Edward M. Topham
         100 West Clarendon, Suite #210
         Phoenix, AZ  85013

                    -and-

         Christian J. Hoffmann, III, Esq.
         Streich Lang
         Renaissance One
         Two North Central Avenue
         Phoenix, AZ  85004-2391

Any notice or communication under this Agreement given to a party shall be effectively given, if delivered, when delivered, and, if mailed, shall be deemed to have been given or served effective the day of receipt and, if sent by telex, telegram or facsimile transmission, shall be deemed to have been given effective the day upon which it was sent. Either party may from time to time change its address for future notices hereunder in accordance with this Section.

         12.3 Interpretation. This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof. The Article and Paragraph headings contained in this Agreement are for convenience of reference only, and shall not affect the meaning or interpretation of any provision hereof.

         12.4 Successors and Assigns. The terms of this Agreement shall bind and inure to the benefit of the parties, their respective successors and assigns, whether by merger, consolidation, amalgamation, reorganization, sale of assets or otherwise. Buyer's rights and obligations under this Agreement shall be freely assignable. Neither the Company nor the Shareholders may assign their rights or obligations under this Agreement without Buyer's written consent.

         12.5 No Partnership or Third Person Beneficiaries. This Agreement shall not create any partnership, joint venture or other similar arrangement between the Company and Buyer. Except for the indemnity provisions hereof, no term or provision of this Agreement is for the benefit of any person who is not a party hereto (including, without limitation, any lender or broker), and no such party shall have any right or cause of action hereunder.

         12.6     Certain Definitions.

         "affiliate" and "associate" shall have the meanings ascribed to them under Rule 405, promulgated under the Act.

         "including" means including without limitation by reason of enumeration.

         "indebtedness" means any obligation to pay money for amounts borrowed whether due or to become due, including guarantees, agreements to acquire the debt obligations of others and other similar obligations.

         "liabilities" mean indebtedness, obligations, liabilities or commitments of any nature, whether absolute, accrued or contingent, and whether due or to become due.

         "liens" mean mortgages, pledges, liens, security interests, encumbrances, restrictions, defects, claims, preemptive rights, rights of first refusal or charges of any kind.

         "losses" means liabilities, losses, claims, actions, suits, proceedings, demands, damages, penalties, violations, costs and expenses (including reasonable attorneys' fees and other expenses of investigation and defense of any claims or actions).

         "party" shall mean, where appropriate, Buyer on the one hand and the Shareholders and the Company on the other hand.

         "person" shall include any individual, firm, corporation, partnership, government, governmental or regulatory agency or other entity, whether acting in an individual, fiduciary or any other capacity.

         12.7 Further Assurances. The parties shall execute and deliver all such documents and perform all such acts as reasonably requested by the other party from time to time, prior to and following the Closing, to carry out the matters contemplated by this Agreement.

         12.8 Incorporation of Exhibits. All exhibits and schedules attached to this Agreement are by this reference incorporated herein.

         12.9 Choice of Law. This Agreement shall be governed by the laws of the State of Arizona without regard to conflict of law principles.

         12.10 Time of Performance. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then such obligation shall be due and owing, and such time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 p.m., Phoenix time, on the day of performance. Time is of the essence of this Agreement.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed an original, but all counterparts shall constitute but one agreement.

         12.12 Survival. The respective representations, warranties, agreements and covenants of each party contained in this Agreement or in any of the agreements and instruments executed and delivered hereunder shall not be deemed waived or otherwise affected by any investigation made by the other party. Such representations, warranties, agreements and covenants shall survive the Closing.

         12.13 Waiver of Compliance. Any failure by a party to comply with any covenant, agreement or condition herein or in any other agreements or instruments executed and delivered hereunder may be waived in writing by the party in whose favor such obligation or condition runs; provided, however, that failure to insist upon strict compliance with any such covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         12.14 Expenses. Each of the parties shall pay the expenses, including attorneys' fees, incurred by it or on its behalf in connection with the preparation and Closing of this Agreement.

         12.15 Severability. In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part thereof. The remaining provisions shall be construed to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid or illegal to preserve each party's anticipated benefits thereunder.

         12.16 Cooperation; Public Announcements. Prior to the Closing, the parties shall cooperate with each other in the preparation of any press releases or other public disclosures in connection with the transactions contemplated by this Agreement. Except as in the opinion of counsel may be required by law, prior to the Closing, no party will, without prior consultation with and approval (which shall not be unreasonably withheld) by the other, make any press release or announcement to the public concerning this Agreement or the transactions contemplated hereby.

         12.17 Brokerage and Finder's Fees; Indemnity. Each of the parties hereto represents and warrants to the other that such party is not obligated to pay any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement. In the event that any claim is asserted by any person for a commission or finder's fee with respect to this Agreement or the transactions contemplated hereby arising from any actual or alleged act, representation or promise of a party or its representatives, such party will indemnify the other party against and hold it harmless from any losses with respect thereto.

         12.18 Enforcement Costs. In the event any party hereto institutes an action or proceeding to enforce any rights arising under this Agreement, each party shall bear their own fees, costs and expenses (including without limitation, attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs and court costs).

         12.19 Entire Agreement. This Agreement constitutes the entire agreement among and reflects the reasonable expectations of the parties pertaining to the subject matter hereof. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are hereby superseded and merged herein. No amendment to this Agreement shall be made except by a written agreement executed by all of the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

"BUYER"

LAMINCO RESOURCES, INC., a British

Columbia corporation

  /s/ Kelsey Boltz
- -------------------------------------
By: Kelsey Boltz
  Its: President

"COMPANY"

THE ROTHCHILD COMPANIES, INC., a

Delaware corporation

  /s/ Norman H. Becker
- -------------------------------------
By: Norman H. Becker
  Its: President

"PRINCIPAL SHAREHOLDERS"

NORMAN H. BECKER, an individual

  /s/ Norman H. Becker
- -------------------------------------
Norman H. Becker

FRANK BAUER, an individual

  /s/ Frank Bauer
- -------------------------------------
Frank Bauer

"OUTSIDE SHAREHOLDERS"

LASALA & COMPANY, INC., a Florida

corporation

  /s/ Alicia M. LaSala
- -------------------------------------
By: Alicia M. LaSala
  Its: President

ALICIA M. LASALA, an individual

  /s/ Alicia M. LaSala
- -------------------------------------
Alicia M. LaSala

ALICIA M. LASALA, as custodian for Nicholas

LaSala, UGMA Florida

  /s/ Alicia M. LaSala
- -------------------------------------
Alicia M. LaSala

JODI SANDSTROM, an individual

  /s/ Jodi Sandstrom
- -------------------------------------
Jodi Sandstrom

RONALD A. MARTINI, an individual

  /s/ Ronald A. Martini
- -------------------------------------
Ronald A. Martini

"OUTSIDE SHAREHOLDERS"

DIANE MARTINI, an individual

  /s/ Diane Martini
- -------------------------------------
 Diane Martini

CORPORATE INVESTMENT ASSOCIATES

  /s/ Ronald A. Martini
- -------------------------------------
Ronald A. Martini, Partner

                       SCHEDULE 1: PRINCIPAL SHAREHOLDERS

                                Norman H. Becker

                                   Frank Bauer

                        SCHEDULE 2: OUTSIDE SHARE HOLDERS

                             LaSala & Company, Inc.

                                Alicia M. LaSala

                Alicia M. LaSala as custodian for Nicholas LaSala

                                 Jodi Sandstrom

                                 Ronald Martini

                                  Diane Martini

                         Corporate Investment Associates

                                   EXHIBIT "A"

Shareholder's Name               Number Of Post-Split        Consideration To Be
and Address                       Shares To Be Sold          Received Upon Sale
- ------------------               --------------------        -------------------
Norman H. Becker
2404 Hollywood Blvd.                  120,000                    $ 18,000.00
Hollywood, Florida 33020

Frank Bauer
3040 E. Commercial Blvd.               60,000                    $  9,000.00
Ft. Lauderdale, Florida 33308

LaSala & Company, Inc.
433 Plaza Real                        119,500                    $ 17,925.00
Suite 355
Boca Raton, Florida 33432

Alicia M. LaSala
17674 Tiffancy Trace Drive             12,500                    $  1,875.00
Boca Raton, Florida 33487

Alicia M. LaSala
Custodian for Nicholas LaSala          25,500                    $  3,825.00
UGMA Florida
17674 Tiffancy Trace Drive
Boca Raton, Florida 33487

Jodi Sandstrom
114 E. Hemmingway Circle               22,500                    $  3,375.00
Margate, Florida 33063

Ronald A. Martini
3040 E. Commercial Blvd.               50,000                    $  7,500.00
Ft. Lauderdale, Florida 33308

Diane Martini
3040 E. Commercial Blvd.               49,107                     $  7,366.05
Ft. Lauderdale, Florida 33308

Corporate Investment Associates
3040 E. Commercial Blvd.              140,893                    $ 21,133.95
Ft. Lauderdale, Florida 33308

                                   EXHIBIT "B"

                            FORM OF LOCK-UP AGREEMENT

                                Lock-up Agreement

I, ____________________, hereby agree not to sell the shares of The Rothchild Companies, Inc. listed below in a public transaction prior to January 1, 1997.

Certificate No(s).       Pre-split Shares            Post-split Shares
- ------------------       ----------------            -----------------








Total(s):                ================            ================




Very truly yours,

____________________________                  Date: June _____, 1996

                                   EXHIBIT "C"

                     FORMS OF FINANCIAL ADVISORY AGREEMENTS

                          FINANCIAL ADVISORY AGREEMENT

         This Agreement is made and entered into as of the 11th day of April, 1996, between The Rothchild Companies, Inc. (the "Company") and Parkview Management, Inc. (the "Financial Advisor").

                              W I T N E S S E T H:

         WHEREAS, the Company is seeking financial advice regarding a possible business combination and financing activities; and

         WHEREAS, the Financial Advisor is willing to furnish business and financial related advice and services to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. PURPOSE. The Company hereby engages the Financial Advisor on a non-exclusive basis for the term specified in this Agreement to render financial and business advisory consulting advice to the Company upon the terms and conditions set forth herein.

         2. DUTIES OF THE FINANCIAL ADVISOR. During the term of this agreement, the Financial Advisor will provide the Company with consulting advice as specified below at the request of the Company, provided that the Financial Advisor shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Financial Advisor is engaged generally. In performance of these duties, the Financial Advisor shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Financial Advisor's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Financial Advisor's discretion.

         The Financial Advisor's duties may include, but will not necessarily be limited to, rendering the following services to the Company:

              a) Study and review the business, operations, and historical performance of the Company so as to enable the Financial Advisor to provide advice to the Company;

              b) Assist the Company in attempting to formulate the optimum strategy to meet the Company's working capital and capital resources needs during the period of this Agreement;

              c) Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company;

              d) Assist the Company in formulating the terms and/or structure of a debt and/or equity financing in such amounts that the Company and the Financial Advisor agree are required for the purpose of financing the Company's operations; and

              e) Advise the Company as to the expected reaction of the financial community to any proposed business combination and/or financing, and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the Company and financial impact, to the financial community.

         3. TERM. The term of this Agreement shall commence on the date of this Agreement and shall continue until the earlier of the closing of a business combination or termination of the Agreement by the Board of Directors of the Company.

         4. FINANCIAL ADVISORY FEE. The Financial Advisor shall receive such fee for services performed pursuant to this Agreement as mutually agreed by the Financial Advisor and the Board of Directors of the Company.

         5. THE FINANCIAL ADVISOR AS AN INDEPENDENT CONTRACTOR. The Financial Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Financial Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         6.       MISCELLANEOUS.

              a) This Agreement between the Company and the Financial Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

              b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

         If to the Company:                Norman H. Becker, President
                                           The Rothchild Companies, Inc.
                                           102 N.E. 2nd Street, Suite 193
                                           Boca Raton, Florida 33432

         If to the Financial Advisor:      John LaSala, President
                                           Parkview Management, Inc.
                                           17674 Tiffany Drive
                                           Boca Raton, Florida 33487

              c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

              d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

              e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

              f) This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Palm Beach County, Florida, and they hereby submit to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach, Florida and of the federal courts in the Southern District of Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in subparagraph (b) above.

              g) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Financial Advisor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  Very truly yours,

                                  THE ROTHCHILD COMPANIES, INC.


                                  By: ______________________________
                                        Norman H. Becker, President

                                  PARKVIEW MANAGEMENT, INC.


                                  By: ______________________________
                                        John LaSala, President

                          FINANCIAL ADVISORY AGREEMENT

         This Agreement is made and entered into as of the 11th day of April, 1996, between The Rothchild Companies, Inc. (the "Company") and Financial Communications, Inc. (the "Financial Advisor").

                              W I T N E S S E T H:

         WHEREAS, the Company is seeking financial advice regarding a possible business combination and financing activities; and

         WHEREAS, the Financial Advisor is willing to furnish business and financial related advice and services to the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. PURPOSE. The Company hereby engages the Financial Advisor on a non-exclusive basis for the term specified in this Agreement to render financial and business advisory consulting advice to the Company upon the terms and conditions set forth herein.

         2. DUTIES OF THE FINANCIAL ADVISOR. During the term of this agreement, the Financial Advisor will provide the Company with consulting advice as specified below at the request of the Company, provided that the Financial Advisor shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Financial Advisor is engaged generally. In performance of these duties, the Financial Advisor shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Financial Advisor's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Financial Advisor's discretion.

         The Financial Advisor's duties may include, but will not necessarily be limited to, rendering the following services to the Company:

              a) Study and review the business, operations, and historical performance of the Company so as to enable the Financial Advisor to provide advice to the Company;

              b) Assist the Company in attempting to formulate the optimum strategy to meet the Company's working capital and capital resources needs during the period of this Agreement;

              c) Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company;

              d) Assist the Company in formulating the terms and/or structure of a debt and/or equity financing in such amounts that the Company and the Financial Advisor agree are required for the purpose of financing the Company's operations; and

              e) Advise the Company as to the expected reaction of the financial community to any proposed business combination and/or financing, and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the Company and financial impact, to the financial community.

         3. TERM. The term of this Agreement shall commence on the date of this Agreement and shall continue until the earlier of the closing of a business combination or termination of the Agreement by the Board of Directors of the Company.

         4. FINANCIAL ADVISORY FEE. The Financial Advisor shall receive such fee for services performed pursuant to this Agreement as mutually agreed by the Financial Advisor and the Board of Directors of the Company.

         5. THE FINANCIAL ADVISOR AS AN INDEPENDENT CONTRACTOR. The Financial Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Financial Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         6.       MISCELLANEOUS.

              a) This Agreement between the Company and the Financial Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

              b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

         If to the Company:                 Norman H. Becker, President
                                            The Rothchild Companies, Inc.
                                            102 N.E. 2nd Street, Suite 193
                                            Boca Raton, Florida 33432

         If to the Financial Advisor:       Financial Communications, Inc.
                                            3040 East Commercial Boulevard
                                            Ft. Lauderdale, Florida 33308

              c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

              d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

              e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

              f) This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Palm Beach County, Florida, and they hereby submit to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach, Florida and of the federal courts in the Southern District of Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in subparagraph (b) above.

              g) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Financial Advisor.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  Very truly yours,

                                  THE ROTHCHILD COMPANIES, INC.


                                  By: ______________________________
                                        Norman H. Becker, President

                                  FINANCIAL COMMUNICATIONS, INC.


                                  By: ______________________________
                                        Diana Aquino, President